EXHIBIT 10.10
AMENDMENT AGREEMENT
     THIS AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of this January 21, 2010 (the “Effective Date”), by and between Duoyuan Investment Ltd., a company limited by shares organized under the laws of British Virgin Islands with its principal office located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, China (“Licensor”), and Duoyuan Global Water Inc., a company limited by shares organized under the laws of British Virgin Islands with its principal office located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, China (“Licensee”).
     WHEREAS, Licensor and Licensee entered into two trademark license agreements on September 17, 2008 and May 27, 2009 (the “License Agreements”); and
     WHEREAS, in order to clarify the meaning of a term used in the License Agreements, the Licensors and Licensee are entering into this Agreement.
     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:
     1. Definition of Principal Business
     For the purpose of the License Agreements and this Agreement, the term “Principal Business” shall mean (1) research and development on and design, manufacture, assembly, distribution, marketing and sale of environmental treatment products, and the provision of related services, (2) business acquisitions and (3) other business that Duoyuan Global Water Inc., Duoyuan Clean Water Technology Industries (China) Co., Ltd. and Duoyuan Water Treatment Equipment Manufacturing (Langfang) Co., Ltd. will be engaged in subject to the prior written consent of GEEMF III HOLDINGS MU, a private company limited by shares organized under the laws of the Republic of Mauritius.
     2. Effectiveness of the License Agreements
     All terms and conditions of the License Agreements shall remain in full force and effect. This Agreement amends the License Agreements so far as Section 1 is concerned.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LICENSOR: Duoyuan Investment Ltd.
By:	/s/ Wenhua Huo
Printed Name: Wenhua Guo
Title: Chairman

LICENSEE: Duoyuan Global Water Inc.
By:	/s/ Wenhua Huo
Printed Name: Wenhua Guo
Title: Chairman and Chief Executive Officer